Execution Version
Exhibit 30.31

CONSENT, ACKNOWLEDGMENT AND AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of this 16th day of October, 2008, and is effective as of the Effective Date (as hereinafter defined), by and among Wyeth, acting through its Wyeth Pharmaceuticals Division, a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at 500 Arcola Road, Collegeville, Pennsylvania 19426, Wyeth-Whitehall Pharmaceuticals, Inc., a corporation having a principal place of business at Road No. 3, Kilometer 142.1, Guayama, Puerto Rico 00784, and Wyeth-Ayerst Lederle, Inc., a corporation having a principal place of business at 65th Infantry Road, Kilometer 9.7, Carolina, Puerto Rico 00987-4904 (collectively “Wyeth”), Progenics Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, NY 10591 (“Progenics”), and Ono Pharmaceutical Co., Ltd., a corporation existing under the laws of Japan and having a place of business at 8-2, Kyutaromachi 1-chome, Chuo-ku, Osaka 541-8564, Japan (“Ono”).

BACKGROUND

A. Progenics, ProNev and Wyeth entered into a License and Co-Development Agreement dated as of December 23, 2005 (the “Progenics-Wyeth Agreement”) pursuant to which Progenics granted to Wyeth an exclusive worldwide license to develop and commercialize [*];

B. On even date herewith, the parties to the Progenics-Wyeth Agreement intend to enter into a Partial Termination and License Agreement (the “Partial Termination”), confirming the termination of the rights granted to Wyeth with respect to Japan under the Progenics-Wyeth Agreement and granting certain rights with respect to Japan to Progenics;

C. On even date herewith, Ono and Progenics intend to enter into a License Agreement (the “Progenics-Ono Agreement”), among other things, granting Ono an exclusive license to develop and commercialize a certain formulation of [*] in Japan; and

D. Ono has requested that Wyeth make certain acknowledgments, consents, waivers, representations and agreements as a prerequisite to entering into the Progenics-Ono Agreement.

AGREEMENT

In consideration of the foregoing, and for other good and valuable consideration, the sufficiency and receipt of which are acknowledged by the parties, the parties agree as follows:

1.	Definitions

All capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms below or in the Progenics-Wyeth Agreement.

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Execution Version

Effective Date.  “Effective Date” means the first date on which all of the following shall have occurred:  (1) this Agreement shall have been duly executed and delivered by all of the parties hereto; (2) the Progenics-Ono Agreement shall have been duly executed and delivered by the parties thereto and shall be in full force and effect; and (3) the Partial Termination shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.

Subject Agreements.  “Subject Agreements” means the Progenics-Wyeth Agreement and the Partial Termination.

Wyeth Technology.  “Wyeth Technology” means the Wyeth Collaboration Patent Rights, the Wyeth Collaboration Know-How and Wyeth’s interest in the Joint Technology as and to the extent licensed by Wyeth to Progenics under the Partial Termination.

2.	Wyeth Acknowledgments, Consents, Waivers, Representations, Warranties, and Agreements

2.1. Consent to Progenics-Ono Agreement.  Wyeth consents to Progenics granting a sublicense to Ono of the non-exclusive license granted by Wyeth to Progenics under Section 3.6 of the Partial Termination.

2.2. Scope of License.  Wyeth acknowledges that, pursuant to the Partial Termination, Wyeth granted to Progenics a non-exclusive license in the Field under the Wyeth Technology (i) to make, have made, use, Develop, sell, offer to sell, have sold, import and otherwise exploit and Commercialize the Compound and the Products in Japan, and (ii) to make and have made the Compound and unlabeled Products outside Japan solely for import into, and Development and Commercialization in, Japan (and to export the Compound for such purpose).

2.3. Non-Assertion of Rights.  Wyeth acknowledges that, pursuant to Section 10.4.1(f) of the Progenics-Wyeth Agreement, Wyeth has agreed not to assert any Wyeth Independent Patent Rights against Progenics, its Affiliates or its sublicensees relating to the Development, Commercialization or other exploitation of any Product in Japan.

3.	Miscellaneous Provisions

3.1. Prior Agreements.  In the event of a conflict between this Agreement and any provision of a Subject Agreement, then this Agreement will control.  To the extent any provision of this Agreement conflicts with a provision of any Subject Agreement, then such prior agreement shall be and hereby is amended to render it consistent with this Agreement.  Except as set forth in this Agreement, the Subject Agreements remain in full force and effect.

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Execution Version

3.2. Further Assurances. At the request and expense of any other party hereto, each party hereto will cooperate in any reasonable effort to carry out the intentions of this Agreement, including, without limitation, providing such further assurances, and executing such further consents, agreements, and releases, as are reasonably required by the requesting party to allow it to fully enjoy the benefits of this Agreement.

3.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

3.4. Amendments. This Agreement may be amended or modified at any time or from time to time only by an express written agreement, signed by all parties to this Agreement, and which expressly refers to this Agreement.

3.5. Waivers. The failure of any party to require performance by another party of any provision hereof, or to enforce any remedies it may have against such other party, shall in no way affect the right thereafter to enforce this Agreement and require full performance by any other party. The waiver by a party of any breach of any provision of this Agreement shall not constitute a waiver of any succeeding breach of that provision or of any other provision.

3.6. Severability. If any provision of this Agreement shall be adjudicated to be invalid or unenforceable in any action or proceeding for any reason, whether in its entirety or in any portion, then such part shall be deemed amended, if possible, or deleted, as the case may be, from this Agreement in order to render the remainder of this Agreement and any provision hereof both valid and enforceable.

3.7. Entire Agreement. This Agreement, together with the Subject Agreements and the Progenics-Ono Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof.

3.8. Counterparts. This Agreement may be executed in any number of counterparts which taken together shall constitute one and the same instrument.

3.9. Governing Law. All matters affecting the interpretation, validity and performance of this Agreement shall be governed by the laws in effect in the State of New York, without giving effect to its conflicts of laws rules.

3.10. Independent Contractors. In the performance of this Agreement no party is authorized or empowered to act as agent for any other party for any purpose and shall not on behalf of any other party enter into any contract, warranty, or other representation as to any matter. No party shall be bound by the acts, conduct, obligations, representations or warranties of any other party.

[Signature page follows.]

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Execution Version

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date of this Agreement.

Wyeth, acting through its Wyeth Pharmaceuticals Division	Progenics Pharmaceuticals, Inc.
By______________________________________	By________________________________
Name: Title:	Name: Title:

Wyeth-Whitehall Pharmaceuticals, Inc.	Progenics Pharmaceuticals Nevada, Inc.
By______________________________________	By________________________________
Name: Title:	Name: Title:

Wyeth-Ayerst Lederle, Inc.	Ono Pharmaceutical Co., Ltd.
By: _____________________________ Name: Title:	By: _____________________________ Name: Title: